Media Relations                        Investor Relations
Mike Jacobsen, APR                        Steve Virostek
+1-330-490-3796                        +1-330-490-6319
michael.jacobsen@dieboldnixdorf.com            steve.virostek@dieboldnixdorf.com

FOR IMMEDIATE RELEASE:
Dec. 13, 2017

Diebold Nixdorf CEO Andy Mattes Steps Down; Christopher Chapman and Juergen Wunram to LEAD OFFICE OF CEO ON INTERIM BASIS
Company reaffirms 2017 guidance

NORTH CANTON, Ohio -- Diebold Nixdorf (NYSE: DBD) today announced that Andreas “Andy” W. Mattes is stepping down from his position as president and chief executive officer (CEO) effective immediately. The Office of the Chief Executive will be led by Christopher A. Chapman, senior vice president and chief financial officer, and Juergen Wunram, senior vice president and chief operating officer, until a permanent successor has been named. Chapman and Wunram will serve as Interim Co-Presidents and Co-CEOs of the company in the Office of the Chief Executive. The Board of Directors also announced that it has created a search committee and retained the executive search firm Heidrick & Struggles to immediately begin the process to find a highly qualified CEO.
On behalf of Diebold Nixdorf’s board, Henry D.G. Wallace, current Chairman of the Board said, “Over the past several years, the company has achieved a great deal, including the acquisition of Wincor Nixdorf AG which created an industry leader with increased global scale and market diversity. We have made great strides in our integration through the launch of the DN2020 transformation program, and capturing substantial synergies with more on the way. We now look forward to a bright future as a unified company. We thank Andy for his vision and leadership, including overseeing the transaction and integration, and for bringing us to this point in our history.”
Gary G. Greenfield, who as previously announced will become Chairman of the Board on January 1, 2018, said, “Given the significant changes taking place in our industry, now is the time for Diebold Nixdorf to leverage the full strength of the organization and enhance its focus on the new era of global connected commerce. I look forward to helping the board conduct a rigorous review of a diverse set of CEO candidates, so we can bring the expertise and knowledge necessary to lead Diebold Nixdorf into its next phase of growth.”
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Diebold Nixdorf CEO Andy Mattes Steps Down; Christopher Chapman and JUERGEN Wunram to LEAD OFFICE OF CEO ON INTERIM BASIs / PAGE TWO

Also today, Diebold Nixdorf reaffirmed its full-year 2017 guidance of approximately $4.6 billion in revenue, adjusted EBITDA of $370 million to $380 million and a non-GAAP EPS range of $1.05 to $1.15.
Juergen Wunram is senior vice president and chief operating officer. He previously served Wincor Nixdorf AG as the CFO, COO and a member of the executive board, beginning in March 2007.
Christopher A. Chapman is senior vice president and chief financial officer. He joined Diebold in 1996 and has served in various financial leadership roles within the company’s finance organization. Most recently, Chapman led the financial operations and restructuring of Diebold, Incorporated, beginning in October 2013.

Full-year 2017 outlook(1)

Guidance
Total Revenue	~$4.6B
Net Income (Loss) attributable to Diebold Nixdorf, Inc.	$ (140 million) - $ (130 million)
Adjusted EBITDA	$370 million - $380 million
2017 EPS (GAAP)	$(1.80) - $(1.70)
Restructuring	~0.70
Non-routine (income)/expense:
Integration expense	~0.90
Legal, Acquisition and Divestiture expense	~0.25
Impairment & Other Non-routine	~0.05
Wincor Nixdorf purchase price accounting	~2.10
Total non-routine (income)/expense	~3.30
Tax impact of restructuring and non-routine (income)/expense items	~(1.15)
Total Adjusted EPS (non-GAAP measure)	$1.05 - $1.15

(1) - The company expects a non-GAAP effective tax rate to be around 20% for the full year. With respect to the company’s non-GAAP tax rate outlook for 2017, the company is not providing the most directly comparable GAAP financial measure and, with respect to the company's non-GAAP tax rate and adjusted EBITDA outlook for 2017, the company is not providing corresponding reconciliations because it is unable to predict with reasonable certainty those items that may affect such measures calculated and presented in accordance with GAAP without unreasonable effort. These measures exclude the future impact of restructuring actions, net non-routine items, acquisition, divestiture and integration related expenses and purchase accounting fair value adjustments. These reconciling items are uncertain, depend on various factors and could significantly impact, either individually or in the aggregate, our future period tax rate calculated and presented in accordance with GAAP.

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Diebold Nixdorf CEO Andy Mattes Steps Down; Christopher Chapman and JUERGEN Wunram to LEAD OFFICE OF CEO ON INTERIM BASIs / PAGE three

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding anticipated adjusted revenue growth, adjusted internal revenue growth, adjusted diluted earnings per share, and adjusted earnings per share growth. Statements can generally be identified as forward‑looking because they include words such as "believes", "anticipates", "expects", "could", "should" or words of similar meaning. Statements that describe the company's future plans, objectives or goals are also forward‑looking statements. Forward‑looking statements are subject to assumptions, risks and uncertainties that may cause actual results to differ materially from those contemplated by such forward-looking statements. The factors that may affect the company's results include, among others: the ultimate impact of the domination and profit and loss transfer agreement with Diebold Nixdorf AG (“DPLTA”) and the outcome of the appraisal proceedings initiated in connection with the implementation of the DPLTA; the ultimate outcome and results of integrating the operations of the company and Diebold Nixdorf AG; the ultimate outcome of the company’s pricing, operating and tax strategies applied to Diebold Nixdorf AG and the ultimate ability to realize synergies; the company's ability to successfully operate its strategic alliances in China with the Inspur Group and Aisino Corp.; the impact of market and economic conditions on the financial services industry; the capacity of the company's technology to keep pace with a rapidly evolving marketplace; pricing and other actions by competitors; the effect of legislative and regulatory actions in the United States and internationally; the company's ability to comply with government regulations; the impact of a security breach or operational failure on the company's business; the company's ability to successfully integrate acquisitions into its operations; the impact of the company's strategic initiatives; and other factors included in the company's filings with the SEC, including its Annual Report on Form 10-K for the year ended December 31, 2016 and in other documents that the company files with the SEC. You should consider these factors carefully in evaluating forward‑looking statements and are cautioned not to place undue reliance on such statements. The company assumes no obligation to update any forward‑looking statements, which speak only as of the date of this press release.

About Diebold Nixdorf
Diebold Nixdorf, Incorporated (NYSE:DBD) is a world leader in enabling connected commerce for millions of consumers each day across the financial and retail industries. Its software-defined solutions bridge the physical and digital worlds of cash and consumer transactions conveniently, securely and efficiently. As an innovation partner for nearly all of the world’s top 100 financial institutions and a majority of the top 25 global retailers, Diebold Nixdorf delivers unparalleled services and technology that are essential to evolve in an ‘always on’ and changing consumer landscape.
Diebold Nixdorf has a presence in more than 130 countries with approximately 24,000 employees worldwide. The organization maintains corporate offices in North Canton, Ohio, USA and Paderborn, Germany. Shares are traded on the New York and Frankfurt Stock Exchanges under the symbol ‘DBD’. Visit www.DieboldNixdorf.com for more information.
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